Exhibit 99.1

661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE
FOR IMMEDIATE RELEASE

For Additional Information: Contact Brian McLeod - Chief Financial Officer @ (334) 897-2273.
The National Security Group, Inc. Declares Cash Dividend

    ELBA, ALABAMA (April 15, 2013)…On April 12, 2013, the Board of Directors of The National Security Group, Inc. (NASDAQ:NSEC), declared a quarterly dividend of $0.025 per share. This cash dividend is payable on May 31, 2013 to shareholders of record May 6, 2013. With its home office in Elba, Alabama, The National Security Group, Inc. is an insurance holding company. Company shares are traded on the NASDAQ Global Market under the symbol NSEC.